Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-68528) and related prospectus of Hovnanian Enterprises, Inc. (the "Company"), K. Hovnanian Enterprises, Inc. and certain subsidiaries of the Company for the registration of 7,643,312 shares of Class A Common Stock of the Company and $376,000,000 of Preferred Stock, Class A Common Stock, Warrants to Purchase Preferred Stock, Warrants to Purchase Class A Common Stock, Debt Securities, Warrants to Purchase Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Guaranteed Debt Securities and Guaranteed Warrants to Purchase Debt Securities and to the incorporation by reference therein of our report dated December 13, 2000 (except for Note 15, paragraph 4, as to which the date is January 23, 2001) with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.




                                                      /s/Ernst & Young LLP

New York, New York
September 24, 2001